Exhibit 99.1

ACHILLION ANNOUNCES RESIGNATION OF CHIEF MEDICAL OFFICER

NEW HAVEN, Conn. (June 6, 2012) – Achillion Pharmaceuticals, Inc. (Nasdaq: ACHN) today announced the resignation of Elizabeth A. Olek, D.O., Senior Vice President of Clinical Development and Chief Medical Officer, effective June 18, 2012. Milind Deshpande, Ph.D., President of Research and Development and Chief Scientific Officer, will assume responsibility for the oversight of ongoing and planned clinical trials evaluating Achillion’s portfolio of compounds for the treatment of hepatitis C (HCV).

“Achillion’s clinical programs have matured extensively during Liz’s tenure, and during that time, our robust pipeline of HCV compounds, focused on pan-genotypic protease inhibitors and NS5A inhibitors, has advanced from discovery into early and mid-stage clinical trials. We thank Liz for her significant contributions to that development progress and wish her the best of luck in her future endeavors,” said Michael D. Kishbauch, President and Chief Executive Officer of Achillion.

Mr. Kishbauch further commented, “As we move toward initiating all-oral clinical trials evaluating the combination of our protease inhibitor, ACH-1625, and our second-generation NS5A inhibitor, ACH-3102, later this year, we are confident that our development plans will remain on track by leveraging the talents of Dr. Deshpande, as well as physicians on both our staff and on our Board of Directors, and we plan to continue to achieve our aggressive milestones.”

About Achillion Pharmaceuticals

Achillion is an innovative pharmaceutical company dedicated to bringing important new treatments to patients with infectious disease. Achillion’s proven discovery and development teams have advanced multiple product candidates with novel mechanisms of action. Achillion is focused on solutions for the most challenging problems in infectious disease including HCV and resistant bacterial infections. For more information on Achillion Pharmaceuticals, please visit www.achillion.com or call 1-203-624-7000.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including statements with respect to: Achillion’s plans to initiate all-oral clinical trials evaluating the combination of ACH-1625 and ACH-3102, its beliefs that its development plans will remain on track by leveraging the talents of Dr. Deshpande and others, and its plan to continue to achieve its aggressive milestones. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things Achillion’s ability to: replicate in later clinical trials positive results found in earlier stage preclinical studies and clinical trials of ACH-1625 and ACH-3102; advance the development of its drug candidates under the timelines it anticipates in current and future clinical trials; obtain necessary regulatory approvals; obtain patent protection for its drug candidates and the freedom to operate under third party intellectual property; establish commercial manufacturing arrangements; identify, enter into and maintain collaboration agreements with appropriate third-parties; compete successfully with other companies that are seeking to develop improved therapies for the treatment of HCV; manage expenses; retain key employees; and raise the substantial additional capital needed to achieve its business objectives. These and other risks are described in the reports filed by Achillion with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent SEC filings.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Company Contact: Glenn Schulman Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 gschulman@achillion.com	Investors: Mary Kay Fenton Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 mfenton@achillion.com

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